UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 28, 2011 (January 24, 2011)

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

7/F Jinhua Mansion
41 Hanguang Street
Nangang District, Harbin 150080
People's Republic of China
(Address of Principal Executive Offices)

(86) 451-82287746
Registrant’s Telephone Number, Including Area Code:

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors

On January 24, 2011, the board of directors (the “Board”) of Nutrastar International Inc. (the “Company”), in accordance with Article III of the Company’s Amended and Restated Bylaws, increased the size of the Board from five to seven and elected Messrs. Joshua Kurtzig and Robert Tick as directors (the “New Directors”) of the Company to fill the vacancies created by such increase. Mr. Tick has been the Chief Financial Officer of the Company since July 16, 2010. The Board has also determined that Mr. Kurtzig is an “independent director” as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

On the same day, the Company entered into an Independent Director Contract and an Indemnification Agreement with Mr. Kurtzig. Under the terms of the Independent Director Contract, the Company agreed to grant, under the Company’s 2009 Equity Incentive Plan (the “Plan”), to Mr. Kurtzig 20,000 restricted shares of the Company’s common stock (the "Restricted Shares") as compensation for the services to be provided by him as a director of the Company. Under the terms of the Indemnification Agreements, the Company agreed to indemnify Mr. Kurtzig against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by Mr. Kurtzig in connection with any proceeding if Mr. Kurtzig acted in good faith and in the best interests of the Company.

On January 24, 2011, the Company also entered into a restricted shares grant agreement with Mr. Kurtzig to evidence the grant of the Restricted Shares (the "Restricted Shares Grant Agreement"). The Restricted Shares will vest in equal installments on a semi-annual basis over a two-year period. If Mr. Kurtzig’s service with the Company ceases for any reason other than his (a) death, (b) disability, (c) retirement, or (d) termination by the Company without cause, any unvested Restricted Shares will be automatically forfeited to the Company.

Mr. Kurtzig, age 37, has expensive experience in financial management as well as in strategic and operational development. Mr. Kurtzig is currently a Managing Director at ARC China Holdings Ltd., a Shanghai-based investment manager focused on investments in China, where he is responsible for portfolio management, deal sourcing, and overseeing the establishment of regional RMB funds. Before joining ARC China Holdings Ltd. in October 2010, Mr. Kurtzig was a director at DAC Management LLC from April 2008 to September 2010, an Asia-focused alternative investment manager. From March 2007 to April 2008, Mr. Kurtzig worked as Director and China Representative for Kreab AB, a company provides communication services to corporations, organizations, and government authorities. From February 2006 to March 2007, Mr. Kurtzig was Director of Financial Advisory Services for Stonebridge International LLC, an international advisory firm helps U.S. and other multinational companies shape and execute strategies to solve problems and seize business opportunities worldwide. He holds a Bachelor’s degree from University of Virginia, a Master of Science degree from the London School of Economics, and an M.B.A. from NYU’s Stern School of Business. Mr. Kurtzig speaks English, French, Mandarin Chinese and Russian.

There are no arrangements or understandings between any of the New Directors and any other persons pursuant to which they were selected as directors and there are no transactions between the Company and any New Director would require disclosure under Item 404(a) of Regulation S-K.

Compensatory Arrangement of Mr. Tick

On January 24, 2011, the Compensation Committee of the Board approved the repricing of the options that the Company granted to Mr. Tick on July 16, 2010 pursuant to the Plan. As a result, each such option outstanding has an exercise price of $3.50 per share which is higher than the closing price of the Company’s common stock on the OTC Bulletin Board on that date (the “Repricing”). In addition, the vesting schedules of the outstanding options granted to Mr. Tick were changed from vesting on an annual basis to vesting on a semi-annual basis.

The terms of the options currently held by Mr. Tick are as follows:

Number of Options	Original Vesting Schedule	Modified Vesting Schedule	Original Exercise Price per Share	Modified Exercise Price per Share
37,500	December 31, 2011	June 30, 2011	$5.00	$3.50
37,500	December 31, 2011	December 31, 2011	$5.00	$3.50
37,500	December 31, 2012	June 30, 2012	$7.00	$3.50
37,500	December 31, 2012	December 31, 2012	$7.00	$3.50

Prior to the Repricing, all of the options held by Mr. Tick had exercise prices well above the recent market prices of the Company’s common stock as quoted on the OTC Bulletin Board. The Compensation Committee amended these options for, and to realign the value of the issued options with the intended purpose, which is to retain and incentivize employees to work in the best interests of the Company.

In addition, the Compensation Committee approved that, effective January 1, 2011, the monthly base salary of Mr. Tick should be increased from $12,650 to $16,000. On the same date, the Company and Mr. Tick entered into an amendment No. 1 to the Employment Agreement (“Amendment No. 1”) to evidence the Repricing and the increase of Mr. Tick’s monthly base salary.

The foregoing summary of the material terms and conditions of the Independent Director Contract, the Indemnification Agreement, the Restricted Shares Grant Agreement and Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the Independent Director Contract, the Indemnification Agreement, the Restricted Shares Grant Agreement and Amendment No. 1 attached to this report as Exhibits 10.1 through 10.4, respectively.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits

Exhibit No.	Description
10.1	Independent Director Contract, dated January 24, 2011, by and between the Company and Joshua Kurtzig.
10.2	Indemnification Agreement, dated January 24, 2011, by and between the Company and Joshua Kurtzig.
10.3	Restricted Shares Grant Agreement, dated January 24, 2011, by and between the Company and Joshua Kurtzig.
10.4	Amendment No. 1 to the Employment Agreement, dated January 24, 2011, by and between the Company and Robert Tick.
99.1	Press release, dated January 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrastar International Inc.

Date: January 28, 2011

/s/ Lianyun Han
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Independent Director Contract, dated January 24, 2011, by and between the Company and Joshua Kurtzig.
10.2	Indemnification Agreement, dated January 24, 2011, by and between the Company and Joshua Kurtzig.
10.3	Restricted Shares Grant Agreement, dated January 24, 2011, by and between the Company and Joshua Kurtzig.
10.4	Amendment No. 1 to the Employment Agreement, dated January 24, 2011, by and between the Company and Robert Tick.
99.1	Press release, dated January 28, 2011